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                                                                 Exhibit 10.9

                               PURCHASE AGREEMENT

            THIS PURCHASE AGREEMENT (this "AGREEMENT"), dated as of April 30, 2003, by and between Morningstar, Inc., an Illinois corporation (the "COMPANY"), and the purchaser identified on the signature page hereof (the "PURCHASER").

            WHEREAS, in order to provide a long term performance incentive to certain senior executives of the Company, and to enable these senior executives to participate in the growth of the value of the Company that their efforts will help to create, the Board of Directors (the "BOARD") has provided such senior executives, including the Purchaser, with the opportunity to acquire shares of common stock, no par value, of the Company (the "COMMON STOCK"), on the terms and conditions set forth herein.

            WHEREAS, the Purchaser desires to subscribe for and acquire from the Company, and the Company desires to issue and sell to the Purchaser, that number of shares (the "SHARES") of Common Stock set forth on the signature page hereof pursuant to the terms of this Agreement.

            NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.    SUBSCRIPTION FOR AND PURCHASE OF SHARES.

            1.1. PURCHASE OF SHARES. (a) Upon the terms and subject to the conditions set forth in this Agreement, the Purchaser hereby subscribes for and agrees to purchase, on the Closing Date (as defined below), and the Company hereby agrees to issue and sell to the Purchaser, the Shares at a price of $8.57 per Share. The purchase price for the Shares will be payable through the Purchaser's payment to the Company on the Closing Date of cash in the aggregate amount set forth on the signature page hereof. The closing of the purchase of the Shares shall take place on the date hereof or on such other date as the Company and the Purchaser mutually agree (the "CLOSING DATE").

                  (b) The Purchaser acknowledges to the Company that he understands and agrees, as follows:

      THE SHARES HAVE NOT BEEN REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS. THE SHARES ARE A HIGHLY SPECULATIVE AND RISKY INVESTMENT. THERE IS NO PUBLIC OR OTHER MARKET FOR THE SHARES, NOR IS ANY LIKELY TO DEVELOP. THE PURCHASER ACKNOWLEDGES THAT HE MAY AND CAN AFFORD TO LOSE HIS ENTIRE INVESTMENT AND THAT HE UNDERSTANDS HE MAY HAVE TO HOLD THIS INVESTMENT INDEFINITELY.

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                  (c)   Each certificate evidencing the Shares being issued
pursuant to this Agreement shall bear a legend reflecting (i) the fact that the Shares have not been registered under Federal or state securities laws and are subject to limitations on transfer set forth herein and (ii) the existence of this Agreement. The Purchaser acknowledges that the effect of these legends, among other things, is or may be to significantly limit or diminish the value of the Shares for purposes of sale or for use as loan collateral. The Purchaser consents to the notation of "stop transfer" instructions against the Shares being purchased hereunder.

            1.2. DOCUMENT ACCESS. The Company has afforded the Purchaser and his advisors, if any, the opportunity to discuss an investment in the Shares and to ask questions of representatives of the Company concerning the terms and conditions of the sale of the Shares, and such representatives have provided answers to all such questions concerning the sale of the Shares. The Purchaser has consulted his own financial, tax, accounting and legal advisors, if any, as to this Agreement, the Purchaser's investment in the Shares and the consequences thereof and risks associated therewith. The Purchaser and his advisors, if any, have examined or have had the opportunity to examine before the date hereof all documents and other information that the Purchaser deems to be material to an understanding of the business, operations and financial condition of the Company and the investment in the Shares contemplated hereby.

2.    COVENANTS.

            2.1. FIRST REFUSAL RIGHTS. At least sixty (60) days prior to making any sale, transfer, assignment, pledge, hypothecation or other disposition (a "TRANSFER") (other than a Permitted Transfer (as hereafter defined)) of any Shares, the Purchaser or his Permitted Transferee (the "TRANSFERRING SHAREHOLDER") shall deliver a written notice (the "SALE NOTICE") to the Company. The Sale Notice will state the aggregate amount of Shares to be Transferred, the identity of the proposed transferee, the terms and conditions of the proposed Transfer, and that such proposed transferee is committed to acquire the Shares on the stated price, terms and conditions. The Company shall have the right, but not the obligation, to elect to purchase all or a portion of the Shares to be Transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice (the "PURCHASE NOTICE") of such election to the Transferring Shareholder within forty-five (45) days after its receipt of the Sale Notice (the "REFUSAL PERIOD"), which Purchase Notice shall specify the time, place and date of settlement of such purchase. The right to purchase shall be exercised by delivering a Purchase Notice to the Transferring Shareholder no later than ten (10) days following expiration of the Refusal Period (the "EXTENSION PERIOD"), which Purchase Notice shall specify the time, place and date for settlement of such purchase. If purchased by the Company, the purchase price of such Shares may be paid, at the option of the Company, in cash, by a Promissory Note (as defined in Section 2.3(b) below) or any combination thereof. If some or all of the Shares specified in the Sale Notice are not purchased by the Company, the Transferring Shareholder may consummate such Transfer at a price and on terms and conditions no more favorable to the transferee(s) thereof than are specified in the Sale Notice during the thirty (30) day period immediately following the Extension Period. If the Purchaser does not consummate the Transfer within such period, the right of first refusal provided hereby shall be deemed to be revived and no Transfer may be effected without first offering the Shares in accordance with the terms hereof.

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            2.2.  CERTAIN PERMITTED TRANSFERS. The restrictions contained in
SECTION 2.1 hereof shall not apply with respect to Transfers of Shares made (i) by the Purchaser pursuant to applicable laws of descent and distribution or to the Purchaser's legal guardian in the case of any mental incapacity of the Purchaser or among such Person's Family Group or (ii) pursuant to SECTIONS 2.2 and 2.3 hereof. Any transferee of Shares pursuant to a Transfer in accordance with the provisions of this SECTION 2.2 is herein referred to as a "PERMITTED TRANSFEREE." Any Transfer effected pursuant to clauses (i) - (ii) of this
SECTION 2.2 is herein referred to as a "PERMITTED TRANSFER." "FAMILY GROUP" means (i) the Purchaser's spouse and descendants (whether natural or adopted) and (ii) any trust solely for the benefit of the Purchaser and/or any of the Purchaser's spouse and/or descendants (whether natural or adopted). "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            2.3. REPURCHASE RIGHTS OF THE COMPANY. (a) In the event of the termination ("TERMINATION") of the employment relationship between the Company and the Purchaser for any or no reason, the Company shall have the right, but not the obligation, to purchase all or part, and the Purchaser shall sell all or part, of the Shares then owned by the Purchaser (or any Permitted Transferee thereof) by delivering a written notice of such election (the "REPURCHASE STATEMENT") to the Purchaser within forty-five (45) days of such Termination.

                  (b) The purchase price to be paid for each Share which is purchased pursuant to this SECTION 2.3 shall be the Fair Market Value. Such purchase price shall be payable, at the option of the Company, in cash, by promissory note (the "Promissory Note") with a final maturity not later than three (3) years following the date of issuance and an interest rate per annum equal to the thirteen (13) week Treasury Bill rate as reported in the Wall Street Journal (or other similar publication) on the date immediately preceding the date of issuance, or any combination thereof, PROVIDED, HOWEVER, that not less than fifty percent (50%) of such purchase price shall be paid in cash. "FAIR MARKET VALUE" means, as of the date, (i) the fully diluted per Share valuation completed by Duff & Phelps LLC (or such other investment banking or appraisal firm selected by the Board) as of the last day of the then immediately preceding fiscal year of the Company or (ii) such other amount determined by the Board to evidence the fair market value of a Share on a fully diluted basis; PROVIDED, HOWEVER, that in all events Fair Market Value shall be calculated on a control basis without giving effect to any minority discount.

                  (c)   The closing of any purchase consummated pursuant to this
SECTION 2.3 (the "CLOSING") shall be no later than fifteen (15) days after the delivery of the Repurchase Statement, at such place and in such manner as designated by the Company. If, in respect of any Termination, (i) the purchase of Shares by the Company would result in a breach or default of any debt instrument or credit agreement of the Company or its subsidiaries or (ii) the Board otherwise determines in good faith that purchasing such Shares would be inadvisable given the then existing financial condition of the Company and its subsidiaries, the Company may defer the Closing until the earliest date on which neither of the conditions described in the foregoing clauses (i) and (ii) shall exist.

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            2.4.  CO-SALE RIGHTS. (a) In the event of any proposed Transfer
(other than a Transfer which would constitute a Permitted Transfer) by a shareholder or shareholders of the Company of Shares representing a majority of the issued and outstanding shares of voting capital stock of the Company (individually or collectively, the "MAJORITY SHAREHOLDER"), the Majority Shareholder will deliver written notice of such proposed sale (a "SHAREHOLDER NOTICE") to the Purchaser and the Purchaser shall have the right, but not the obligation, to participate in the contemplated sale by delivering written notice to the Majority Shareholder no later than fifteen (15) days after the date of receipt of such Shareholder Notice; PROVIDED, HOWEVER, that in no event shall a pledge of or lien or encumbrance on the Majority Shareholder's Shares to any bank or financial institution (or any resulting foreclosure or seizure of such Shares) constitute a sale of Shares by the Majority Shareholder. If the Purchaser elects to participate in such proposed sale, the Purchaser will be entitled and required to sell in the contemplated sale, at the same price and on the same terms as the Majority Shareholder proposes to sell, the number of Shares equal to the product of: (i) the quotient determined by dividing (x) the number of Shares on a fully diluted basis outstanding and owned by the Purchaser by (y) the aggregate number of Shares on a fully diluted basis outstanding and owned by all shareholders of the Company; and (ii) the number of Shares to be sold in the contemplated sale. The Majority Shareholder will use commercially reasonable efforts to obtain the agreement of each prospective buyer to the participation of the Purchaser in the contemplated sale and will not sell any Shares to any prospective buyer if such buyer refuses to allow the participation of the Purchaser.

                  (b) If the Majority Shareholder determines to Transfer a majority of the issued and outstanding shares of voting capital stock of the Company pursuant to a proposed bona fide sale to a non-affiliated third party in an arms-length transaction, the Majority Shareholder may by written notice (the "DRAG-ALONG NOTICE") to the Purchaser or any Permitted Transferee given at any time concurrent with or during the forty-five (45) day period immediately following the date of the giving of the Drag-Along Notice, require and compel the Purchaser or any Permitted Transferee to sell, on a pro rata basis, his, her or its Shares along with the Majority Shareholder at the same price and otherwise upon the same terms and conditions as are applicable to the Shares sold by the Majority Shareholder. If the Majority Shareholder exercises its right to require and compel a drag-along sale as provided herein, the Purchaser or any Permitted Transferee shall take all lawful and customary actions reasonably requested by the Majority Shareholder to effectuate the purposes of this SECTION 2.4(b), including, without limitation, (i) voting all of his, her or its Shares in favor of the proposed sale, (ii) executing any purchase or sale agreement and any related agreements likewise executed by the Majority Shareholder, and (iii) surrendering his, her or its certificates evidencing all of his, her or its Shares properly endorsed for transfer, against payment of the consideration for such Shares at the closing of any such transaction. If such sale of Shares is by merger or consolidation, the Purchaser or any Permitted Transferee shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation.

            2.5. HOLDBACK AGREEMENT. During the period beginning ten (10) days prior and ending 180 days after the effective date of a registration statement of the Company filed under the Securities Act, the Purchaser shall not, to the extent requested by the Company and the underwriter, directly or indirectly, sell, offer or contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to

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Permitted Transferees) any Shares at any time during such period except Shares covered by such registration statement.

3.    REPRESENTATIONS.

            3.1. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents, warrants and covenants to the Company as follows on the date hereof and as of the Closing Date:

                  (a) the Purchaser has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder and this Agreement has been duly executed and delivered by the Purchaser and will be valid, binding and enforceable against the Purchaser in accordance with its terms;

                  (b) none of the execution, delivery or performance of this Agreement by the Purchaser will result in any breach of any terms or provisions of, or constitute a default under, any contract, agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound;

                  (c) the Purchaser (i) did not use a "purchaser's representative" (as that term is used in Regulation D as promulgated by the Securities and Exchange Commission) in connection with the transactions contemplated by this Agreement; (ii) has made his decision to purchase the Shares independent of any statements, disclosures or judgments as to the properties, business, prospects or condition (financial or otherwise) of the Company which may have been made or given by any person, including any officer, director or shareholder of the Company; (iii) has been advised by the Company that (A) the offer and sale of the Shares have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"); (B) the Shares must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Shares unless the offer and sale of such Shares is subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available; (C) there is no established market for the Shares and it is not anticipated that there will be any public market for the Shares in the foreseeable future; (D) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of any securities of the Company, and the Company has made no covenant to make such Rule available; (E) when and if Shares may be disposed of without registration under the Securities Act in reliance on Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule; (F) if the Rule 144 exemption is not available, public offer or sale without registration will require the availability of an exemption under the Securities Act; (G) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Shares; and (H) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Shares;

                  (d) (i) the Purchaser's financial situation is such that he can afford to bear the economic risk of holding the Shares for an indefinite period of time, has adequate means for providing for his current needs and personal contingencies, and can afford to suffer complete

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loss of his investment in the Shares; (ii) the Purchaser's knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of the investment in the Shares as contemplated by this Agreement; (iii) the Purchaser understands that the Shares are a speculative investment which involve a high degree of risk of loss of his investment therein, there are substantial restrictions on the transferability of the Shares, and, on the date hereof and for an indefinite period, there will be no public market for the Shares and, accordingly, it may not be possible for the Purchaser to liquidate his investment in case of emergency, if at all; (iv) in making his decision to purchase the Shares hereby purchased, the Purchaser has relied upon independent investigations made by him and, to the extent believed by the Purchaser to be appropriate, his representatives, including his own professional, financial, tax and other advisors; (v) the Purchaser and his representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and their representatives concerning the terms and conditions of the purchase of the Shares and to obtain any additional information which the Purchaser or his representatives deem necessary; (vi) the Purchaser is an officer or key employee of the Company and as such has a high level of familiarity with the business, operations, financial condition and prospects of the Company; and (vii) the Purchaser understands that the Company is under no obligation to declare or pay dividends in respect of the Shares and that, in any event, dividends may not be paid if such payment would violate any term of any agreement binding on the Company;

                  (e) the Purchaser is acquiring the Shares for investment solely for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof; and

                  (f) the Purchaser understands that, if he ceases to be an employee of the Company, the Shares are subject to repurchase by the Company pursuant to SECTION 2.3.

            3.2. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to the Purchaser as follows on the date hereof and as of the Closing
Date:

                  (a) the Company is duly incorporated, validly existing and in good standing in the State of Illinois, with full corporate power to enter into this Agreement and to perform its obligations hereunder;

                  (b) the Company has duly executed and delivered this Agreement, and this Agreement is valid, binding and enforceable against the Company in accordance with its terms; and

                  (c) the execution, delivery and performance of this Agreement by the Company will not (i) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions or conditions of any material agreement or instrument to which the Company is a party or by which it or its assets are bound, or (ii) constitute a violation of any applicable law, rule or regulation, or of any judgment, order, injunction, award or decree of any court, administrative agency or other governmental authority applicable to it.

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4.    MISCELLANEOUS.

            4.1. BINDING EFFECT. The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. Neither this Agreement nor any purchase or sale of Shares pursuant hereto shall create, or be construed or deemed to create, any right to employment in favor of the Purchaser or any other person by the Company. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and so a rule of strict construction will be applied against any person.

            4.2. SEVERABILITY. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

            4.3. AMENDMENT. This Agreement may be amended only by a written instrument signed by the Company and the Purchaser.

            4.4. NOTICES. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given when delivered, if delivered personally, sent by registered or certified mail, return receipt requested, postage prepaid or sent by confirmed telecopy and when received if delivered otherwise, to the party to whom it is directed:

                  (a)   If to the Company, to it at the following address:

                        Morningstar, Inc.
                        225 West Wacker Drive
                        Chicago, Illinois 60606
                        Attention:  Chief Executive Officer

                  (b) If to the Purchaser, to the address set forth on the signature page hereof or at such other address as the parties hereto shall have specified by notice in writing to the other parties (provided that such notice of change of address shall be deemed to have been duly given only when actually received). Delivery of a copy of the notice solely to a party's attorney does not constitute proper notice hereunder.

            4.5. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS OF ANY STATE.

            4.6. ARBITRATION. Any dispute between or among the parties to this Agreement relating to or in respect of this Agreement, its negotiation, execution, performance, subject

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matter, or any course of conduct or dealing or actions under or in respect of this Agreement, including without limitation any claim under the Securities Act, the Securities Exchange Act of 1934, as amended, any other state or federal law relating to securities or fraud or both, the Racketeer Influenced and Corrupt Organizations Act, or federal or state common law, shall be submitted to, and resolved exclusively pursuant to, arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. Such arbitration shall take place in Chicago, Illinois. Decisions as to findings of fact pursuant to such arbitration shall be final, conclusive and binding on the parties. Within thirty (30) days following the award of any arbitrator hereunder, any party may apply to a court of competent jurisdiction for a resolution of any questions of law bearing on such award, and no such award shall be binding and enforceable unless the arbitrator's determinations as to such questions of such law have been judicially approved or until the passage of such thirty (30) day period without such application having been made. Any final award shall be enforceable as a judgment of a court of record.

            4.7. INTEGRATION. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, conditions, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter referred to herein and therein.

            4.8. DESCRIPTIVE HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

            4.9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

            4.10. EXPENSES. The Company and the Purchaser shall each pay their own costs in connection with the preparation, negotiation, execution and delivery of this Agreement and in connection with the issuance of any securities hereunder, including, but not limited to, all taxes, fees or other charges which may be payable in connection with the purchase or sale of the Shares pursuant to this Agreement and all costs in connection with the preparation, execution and delivery of any waiver, amendment or consent (whether or not executed) relating to this Agreement, including reasonable fees and disbursements of counsel.

            4.11. RIGHTS CUMULATIVE; WAIVER. The rights and remedies of the Purchaser and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party's other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of

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such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

            4.12. SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto will waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the United States District Court for any District located in the State of Illinois, or, in the event such court would not have jurisdiction of such action, in any court of the United States or any state thereof having subject matter jurisdiction of such action.

            4.13. LIMITED OBLIGATION. The Purchaser acknowledges and agrees that the obligations of the Company under this Agreement are solely the obligations of the Company, and that none of the Company's shareholders, directors, officers or lenders will have any obligation or liability, contingent or otherwise, in respect of this Agreement and the subject matter hereof.

            4.14 TERMINATION. SECTIONS 2.3 and 2.4 of this Agreement shall automatically terminate and no longer be in force and effect upon the consummation of an initial public offering and sale of equity securities of the Company pursuant to a registration statement (other than a registration statement on Form S-8) that is declared effective by the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                            [signature page follows]

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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                     MORNINGSTAR, INC.


                                     By:    /s/ Joe Mansueto
                                         ---------------------------------------
                                     Name:  Joe Mansueto
                                          --------------------------------------
                                     Title: Chairman and Chief Executive Officer
                                            ------------------------------------


                                      PURCHASER


                                      By:   /s/  David Williams
                                          ---------------------------------
                                      Name: David Williams


                                      Number of Shares:     1,000

                                      Total Purchase Price: $8,570

                                      Address of Purchaser:

                                           --------------------------------

                                           --------------------------------

                                           --------------------------------


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